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EXHIBIT 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated June 25, 2001, included in this Form 11-K for the year ended December 31, 2000, into Dole Food Company, Inc.'s previously filed Registration Statement No. 33-60643.

ARTHUR ANDERSEN LLP

Los Angeles, California
June 25, 2001

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EXHIBIT 23